UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 4, 2006

Ventana Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20931	94-2976937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Innovation Park Drive

Tucson, AZ 85755

(Address of principal executive offices, including zip code)

(520) 887-2155

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On August 14, 2006, Ventana Medical Systems, Inc., a Delaware corporation (“Ventana”) and Vision Systems Limited, a public limited liability company organized under the laws of Victoria, Australia (“Vision”) entered into a merger implementation agreement (the “Merger Implementation Agreement”) as announced in Ventana’s Current Report on Form 8-K filed on August 14, 2006, which is incorporated herein by reference.

On October 4, 2006, Vision notified Ventana that it was terminating the Merger Implementation Agreement. The Vision notice of termination indicated that Vision considered the takeover bid by Cytyc Victoria LLC to be more favorable to Vision shareholders than the terms and conditions of the acquisition proposed in the Merger Implementation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTANA MEDICAL SYSTEMS, INC.

By:	/s/ Nicholas Malden
Nicholas Malden
Senior Vice President, Chief Financial Officer and Secretary

Date: October 10, 2006